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                                                                   EXHIBIT 10.23



                       CABOT MICROELECTRONICS CORPORATION
                CHANGE IN CONTROL SEVERANCE PROTECTION AGREEMENT


         THIS SEVERANCE AGREEMENT, (the "Agreement") is entered into as of this _____ day of ________________, _______ (the "Agreement Date"), by and between
Cabot Microelectronics Corporation, a Delaware corporation (the "Company") and ____________________ (the "Executive");

                                WITNESSETH THAT:

         WHEREAS, the Executive is employed by the Company, and the Company desires to provide protection to the Executive in the event of a Change in Control of the Company;

         NOW, THEREFORE, it is hereby agreed by and between the parties, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, as follows:

Article I. Establishment and Purpose

         1.1 TERM OF THE AGREEMENT. This Agreement will commence on the Agreement Date and will terminate on the earliest to occur of the date: (i) that is the first anniversary of the date as of which the Company or Committee notifies the Executive in writing that the Agreement is being terminated; (ii) the Company terminates the Executive's employment for Cause, Disability or an Excluded Termination; (iii) the Executive voluntarily terminates his employment other than during the One-Year Window Period or without Good Reason; or (iv) that is the first anniversary of the date as of which the Company no longer employs the Executive, if that happens before a Change in Control occurs. However, if a Change in Control occurs while this Agreement is effective, this Agreement will remain irrevocably in effect for the greater of 24 months from the date of the Change in Control or until all benefits that are owing to the Executive hereunder have been paid to him or her.

         1.2 PURPOSE OF THE AGREEMENT. The purpose of this Agreement is to advance the interests of the Company by providing the Executive with an assurance of equitable treatment, in terms of compensation and economic security, in the event of an acquisition or other Change in Control of the Company. An assurance of equitable treatment will enable the Executive to maintain productivity and focus during the period of significant uncertainty that is inherent in an acquisition or other Change in Control. Further, the Company believes that Agreements of this kind will aid it in attracting and retaining the highly qualified, high-performing professionals who are essential to its success.

         1.3 CONTRACTUAL RIGHT TO BENEFITS. This Agreement establishes and vests in the Executive a contractual right to the benefits to which he is entitled hereunder, enforceable by the Executive against the Company.


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Article II. Severance Benefits

         2.1 RIGHT TO SEVERANCE BENEFIT. The Executive will be entitled to receive from the Company the Severance Benefit provided in Section 2.3 if a Change in Control occurs and, within the two- (2-) year period commencing on the date of the Change in Control, the Executive's employment with the Company and all of its Affiliates is involuntarily terminated for any reason other than the Executive's death or Disability, Cause, or an Excluded Termination. In addition, if the Executive voluntarily terminates employment with the Company and all of its Affiliates for Good Reason within the two- (2-) year period commencing on the date of a Change in Control, he or she will be entitled to receive from the Company the Severance Benefit provided in Section 2.3. Lastly, if the Executive voluntarily terminates employment with the Company and all of its Affiliates during the One-Year Window Period, he or she will be entitled to receive from the Company the Severance Benefit provided in Section 2.3. Other than during the One-Year Window Period, if the Executive voluntarily terminates employment at any time for any reason other than Good Reason, he or she will not be entitled to a Severance Benefit.

               (a) An "Affiliate" is any entity directly or indirectly controlled by, controlling or under common control with the Company.

               (b) A "Disability" is a physical or mental condition that would entitle the Executive to benefits under the Company's long-term disability plan, or if the Company maintains no such plan, then under the federal Social Security Law.

               (c) "Cause" means either:

                   (i) the Executive's willful and continued failure to perform substantially the duties reasonably assigned to him or her; or

                   (ii) the Executive's willful engaging in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise.

         The Executive's willful failure to perform substantially his or her duties constitutes "Cause" only if the Board has delivered a written demand for substantial performance to the Executive that specifically identifies the manner in which the Board believes the Executive has failed to perform, and has otherwise followed the procedure described in Section 3.2 below. The Executive's failure to perform substantially his or her assigned duties does not include either a failure that results from the Executive's death, Disability, physical or mental incapacity, or an anticipated failure following upon the Executive's notifying the Company that he or she intends to resign for Good Reason or during the One-Year Window Period. No act or failure to act of the Executive's will be deemed "willful" if the Executive acted (or failed to act) in good faith or in the reasonable belief that his or her act or omission was in the best interests of the Company.


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               (d) An "Excluded Termination" exists if the Executive's
         employment with the Company and its Affiliates is terminated in connection with the sale, divestiture or other disposition of all or part of an Operating Unit, and:

                   (i) the Executive is offered employment with the Operating Unit or the acquirer of the Operating Unit (or of a part of it) on terms and conditions that would not constitute Good Reason (substituting the Operating Unit or acquirer for the Company) and

                   (ii) the Company obtains an agreement from the Operating Unit or acquirer, enforceable by the Executive, to provide severance pay and benefits that are at least equal to the Severance Benefit and that are payable on termination of the Executive's employment with the Operating Unit or the acquirer on the same terms as they would have been payable under this Agreement (substituting the Operating Unit or acquirer for the Company).

         An "Operating Unit" is a subsidiary, division or other business unit of the Company or an Affiliate.

               (e) "Good Reason" exists if, after the occurrence of a Change in Control, any of the events or conditions described below occurs:

                   (i) There is a change in the Executive's status, title, position or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, represents an adverse change. If the Executive is an officer of the Company designated by the Company as an "executive officer" for purposes of
                         Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and if, as a consequence of the Change in Control (A) the Executive is not an officer of the entity effecting the Change in Control designated by that entity as an "executive officer " for purposes of Section 16 of the Exchange Act, (B) the Company becomes a subsidiary of another corporation and the Executive is not employed by the ultimate parent corporation or (C) the Executive is employed by an entity that has no class of equity interests that are publicly traded, then the Executive will be deemed to have experienced an adverse change in status, title position or responsibilities.

                   (ii) The Executive is assigned duties or responsibilities that are, in the Executive's reasonable judgment, inconsistent with his or her status, title, position or responsibilities.

                   (iii) The Executive is removed from any of his or her offices or positions, or there is a failure to reappoint the Executive to any of his or her offices or positions.



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                   (iv)   The Executive's annual base salary is reduced below
                          the rate in effect as of the date of the Change in Control or as of any date following the Change in Control, whichever is greater.

                   (v) The offices of the Company or Operating Unit at which the Executive is principally employed are moved to a location more than twenty-five (25) miles from the location they occupied immediately prior to the Change in Control.

                   (vi) The Executive is required to be based anywhere other than the offices of the Company or Operating Unit at which he or she was principally employed immediately prior to the Change in Control, unless the Executive was not previously assigned to a principal employment location. This clause (vi) does not include a situation in which the Executive is required to travel on Company business to an extent substantially consistent with his or her business travel obligations at the time of the Change in Control.

                   (vii) The Company fails to pay the Executive any portion of his then-current compensation or an installment of deferred compensation, in either case, within seven
                          (7) days after the date it is due.

                   (viii) The Company fails to continue in effect, or to
                          continue the Executive's participation in, any material compensation or benefit plan in which the Executive participated immediately prior to the Change in Control. Notwithstanding the foregoing, Good Reason will not exist if an equitable arrangement, embodied in one or more ongoing substitute or alternative plans that provide compensation and benefits not materially less favorable than those provided to the Executive immediately prior to the Change in Control, has been made with respect to the discontinued plan, or with respect to the Executive's changed or discontinued plan participation. If the Executive continues to participate in a material compensation or benefit plan after a Change in Control, but on less favorable terms than immediately prior to the Change in Control, either as to the amount of benefits provided or as to the level of the Executive's participation relative to other Executives, the Company will be deemed to have failed to continue his or her participation in the plan.

                   (ix) The Company fails to obtain a satisfactory agreement from any successor, enforceable by the Executive, to assume and agree to honor and perform the Company's obligations under this Agreement.

                   (x) The Company purports to terminate the Executive's employment in a manner that violates Article IV below.


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               (f) The "One-Year Window Period" is the thirty- (30-) day period commencing on the first anniversary of a Change in Control.

               2.2 CHANGE IN CONTROL. A "Change in Control" occurs on the first date that any of the events or conditions described in subsections (a) through (d) occurs.

               (a) Any Person, together with all affiliates and associates (within the meaning of Rule 12b-2 promulgated under the Exchange Act), acquires Beneficial Ownership, directly or indirectly, or securities of the Company representing at least thirty percent (30%) of the combined voting power of the Company's then outstanding Voting Securities. Notwithstanding the foregoing, Voting Securities that are acquired in a Non-Control Acquisition will not constitute an acquisition that would cause a Change in Control.

               (b) During any period of twenty-four (24) consecutive months beginning on or after the Agreement Date, individuals who, at the beginning of that 24-month period, constitute the Board (the "Incumbent Directors"), cease for any reason to constitute at least a majority of the Board. A new director of the Company whose election or nomination for election as a director of the Company was approved by a vote of at least two-thirds of the Incumbent Directors will be deemed to be an Incumbent Director. Notwithstanding the foregoing, a new director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsection 2.2(d) will not be deemed to be an Incumbent Director. Also notwithstanding the foregoing, no individual will be considered to be an Incumbent Director if he or she initially assumed office through an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

               (c) At any duly conducted election of directors at a special or annual meeting of the Company's stockholders,

                   (i) two or more nominees who are both (A) nominees of and endorsed by the Company and (B) not employees of the Company or any Affiliate at the time of the election are not elected to serve as directors; and

                   (ii) any person not a nominee of, and endorsed by, the Company is elected to serve as a director of the Company.

               (d) the stockholders of the Company approve:

                   (i) a merger, consolidation or reorganization involving the Company, unless the merger, consolidation or reorganization is a "Non-Control Transaction;"

                   (ii)  a complete liquidation or dissolution of the Company;
                         or


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                   (iii) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Change in Control Subsidiary).

               (e) This subsection 2.2(e) contains the definitions of the capitalized terms used in subsections (a) through (d) above.

                   (i) "Voting Securities" are securities of the Company generally entitled to vote in the election of directors.

                   (ii) "Person" is used under this Agreement in the same way as under Section 13(d) and 14(d) of the Exchange Act.

                   (iii) "Beneficial Ownership" is used in the same way as under
                         Rule 13d-3 promulgated under the Exchange Act.

                   (iv) A "Non-Control Acquisition" is an acquisition (x) by an employee benefit plan maintained by the Company or by a Change in Control Subsidiary; (y) by the Company or by a Change in Control Subsidiary; or (z) directly from the Company (A) by an underwriter in connection with an underwritten public offering or private placement, (B) of non-voting convertible debt or non-voting convertible preferred stock (until converted into Voting Securities), or (C) by a Person who, in connection with the acquisition, (X) enters into a standstill agreement with the Company that has a duration of at least two years and pursuant to which the Person agrees to vote the acquired securities on any matter either at the direction of the Board or in the same proportion as the Company's other stockholders vote on the matter and (Y) agrees to assume, honor and perform the Company's obligations under this Agreement. An acquisition pursuant to sub-clause (C) will be a Non-Control Acquisition only for so long as the standstill agreement remains in effect.

                   (v)   "Board" means the Board of Directors of the Company.

                   (vi) A "Change in Control Subsidiary" is a corporation or other Person, a majority of whose voting power, voting equity securities or equity interest is owned directly or indirectly by the Company.

                   (vii) A "Non-Control Transaction" is a merger, consolidation or reorganization of the Company where (A) the stockholders of the Company, immediately before the merger, consolidation or reorganization, own directly or indirectly immediately after the merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from the merger, consolidation or reorganization (the "Surviving Corporation") in

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                         substantially the same proportion as their ownership of
                         the Voting Securities immediately before the merger, consolidation or reorganization; (B) the individuals who were Incumbent Directors immediately before the agreement providing for the merger, consolidation or reorganization was executed constitute at least two-thirds of the members of the board of directors of the Surviving Corporation; and (C) no Person other than
                         (x) the Company, (y) a Change in Control Subsidiary, or
                         (z) an employee benefit plan maintained by the Company, the Surviving Corporation or a Change in Control Subsidiary, acquires Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities.

Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because a Person acquires Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the percentage of shares Beneficially Owned by the Person. Notwithstanding the foregoing, if a Change in Control would occur but for the operation of the preceding sentence as a result of the acquisition of Voting Securities by the Company, and after that acquisition by the Company, the Person described in the preceding sentence increases the percentage of then outstanding Voting Securities he or she owns, a Change in Control will occur.

Notwithstanding any other provision of this Agreement, if the Executive's employment is terminated (whether by the Company for any reason other than Cause, Disability, or the death of the Executive or by the Executive for Good Reason) (A) at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control or (B) otherwise in connection with or in anticipation of a Change in Control that actually occurs, then for purposes of this Agreement, the date immediately prior to the Executive's Termination Date will be deemed to be the date of a Change in Control.

         2.3 SEVERANCE BENEFIT. The "Severance Benefit" to which the Executive will become entitled if he or she meets the requirements of Section 2.1 is composed of all of the amounts described in subsections (a) through (g) below, paid as described in those subsections.

               (a) The Company will pay the Executive all Accrued Compensation within ten (10) days after his or her Termination Date. The Executive's "Accrued Compensation is all amounts earned, accrued or otherwise payable to the Executive as of his or her Termination Date, including base salary, reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company through the Termination Date, vacation pay and bonuses and incentive compensation.

               (b) The Company will pay the Executive a Pro-rata Bonus within thirty (30) days after his or her Termination Date. The Executive's "Pro-rata Bonus" means an amount equal to his or her Bonus Amount multiplied by a fraction whose numerator is


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         the number of days that have elapsed through the Termination Date in the then-current fiscal year and whose denominator is 365. The Executive's "Bonus Amount" is the greatest of:

                   (i) the Executive's target bonus amount (including any portion the Executive may have elected to defer) under all Short-Term Incentive Plans for the fiscal year in which the Change in Control occurs;

                   (ii) the Executive's target bonus amount (including any portion the Executive may have elected to defer) under all Short-Term Incentive Plans for the fiscal year in which the Termination Date occurs; and

                   (iii) the highest bonus amount paid or payable to the
                         Executive (including any portion that the Executive may have elected to defer) under all Short-Term Incentive Plans in respect of any of the three fiscal years preceding the fiscal year in which the Change in Control occurs.

         "Short-Term Incentive Plans" are any bonus or incentive compensation plans, policies, programs or other arrangements that make cash awards to the Executive on the basis of award periods that are no longer than one year.

               (c) The Company will pay the Executive an amount equal to [enter multiplier] times the sum of: (I) the Executive's annual base salary,
         (II) his or her Bonus Amount and (III) an amount equal to the contributions made or credited by the Company under all employee retirement plans for the benefit of the Executive for the most recently completed plan year of each such plan. For purposes of this subsection 2.3(c), the Executive's base salary includes any amounts he or she may have elected to defer, and will be calculated at the rate in effect immediately before the Change in Control or on the Termination Date, whichever is greater. The Company will pay the amount described in this subsection 2.3(c) in one lump sum, without any discount for accelerated payment, within thirty (30) days after the Termination Date. The amount described in this subsection 2.3(c) will be paid as severance pay and in lieu of any salary for periods after the Termination Date.

               (d) For the [enter a number of months]-month period beginning on the Termination Date, the Company will continue on behalf of the Executive and his or her dependents and beneficiaries, at the Company's expense and without any required contribution by the Executive:

                   (i)   medical, health, dental and prescription drug benefits;

                   (ii)  long-term disability coverage; and

                   (iii) life insurance and other death benefits coverage.



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         The coverages and benefits (including deductibles, if any) provided under this Section 2.3(d) will be no less favorable to the Executive and his or her beneficiaries than the most favorable of those coverages and benefits provided to the Executive and his or her dependents during the ninety-day (90-day) period immediately before the earlier of the Executive's Termination Date and the Change in Control, or as of any date following the Change in Control but preceding the Executive's Termination Date. If the Executive obtains benefits coverage under a subsequent employer's benefit plans during the [enter same number of months]-month period beginning on the Termination Date, the Company may reduce or eliminate the coverages and benefits it is required to provide under this subsection 2.3(d), so long as the aggregate coverages and benefits of the combined benefit plans are no less favorable to the Executive than the coverages and benefits required to be provided under the first two sentences of this subsection 2.3(d). Any period during which benefits described in clause (i) above are provided pursuant to this subsection will not be considered to be in satisfaction of any obligation of the Company to provide continuation coverage under Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code), the obligation for which will begin after that period.

               (e) The Company will pay or reimburse the Executive for the costs, fees and expenses of outplacement assistance services, up to a maximum of fifteen percent (15%) of the Executive's annualized base salary, provided by an outplacement agency selected by the Executive.

               (f) All amounts accrued or awarded to the Executive under any incentive compensation plan or benefit plan and not specifically described in subsections 2.3(a) through (e) above will immediately vest on the Executive's Termination Date, and the Executive will be entitled to be paid those amounts in accordance with the terms of the plans. In addition, all options and restricted stock granted to the Executive under the Cabot Microelectronics Corporation 2000 Equity Incentive Plan will immediately vest and become freely exercisable upon a Change in Control, as per the terms of that plan. The first sentence of this subsection 2.3(f) will not apply to any benefits allocated or accrued to the Executive under any plan that is intended to be qualified under
         Section 401(a) of the Code.

               (g) [for particular executive agreements] If a Change in Control occurs on or before September 29, 2002, the Company will pay the Executive a lump sum cash payment equal to the Change in Control Net Value of the Executive's Initial Stock Option Award, within thirty (30) days of the Termination Date. The "Change in Control Net Value of the Executive's Initial Stock Option Award" is (I) the price per share that the purchaser pays for the Company in the Change in Control less [enter strike price of initial option grant], which is the exercise price per share of the initial stock option grant by the Company to the Executive on [enter date of initial option grant], multiplied by (II) [enter number of option shares of initial grant], which is the number of option shares of Company stock subject to the initial option grant by the Company to the Executive on [enter date of initial option grant]. If the Change in Control is an asset sale, then the "price per share that the purchaser pays for the Company" will be the price paid for the assets, divided by the total number of shares of all classes of stock of the Company outstanding, on a fully-diluted basis. If the Change in Control is a Board takeover, the


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         "price per share that the purchaser pays for the Company" will be the fair market value of a share on the date the Change in Control occurs, determined in good faith by the Company's regular accountants.

All payments described in this Section 2.3 are described gross of any withholding, and will be subject to any applicable requirement to withhold income, payroll or other taxes, except with respect to, and to the extent provided as, a Gross-up Payment as provided in Article IV below.

         2.4 NO OBLIGATION TO MITIGATE. The Executive will not be required to mitigate the amount of the Severance Benefit or any portion of it by seeking other employment or otherwise. Except as provided in subsection 2.3(d), no portion of the Severance Benefit will be offset or reduced by the amount of any compensation or benefits provided to the Executive through subsequent employment.

         2.5 NONEXCLUSIVITY; NONDUPLICATION. Except as specifically provided in this Agreement, the provisions of this Agreement will not affect any other plan, program or arrangement under which the Executive may accrue or earn benefits or compensation. Notwithstanding the foregoing, amounts owed to the Executive under any other severance plan of the Company or an Affiliate will be reduced by any amounts payable under this Plan.


Article III. Termination of Employment

         3.1 TERMINATION DATE. The Executive's "Termination Date" is the date his or her employment with the Company and all Affiliates terminates, pursuant to the provisions of this Article 3.

         3.2 TERMINATION BY COMPANY FOR CAUSE. At any time following a Change in Control, the Company must follow the procedure set forth in this Section 3.2, in order to terminate the Executive for Cause. First, the Board will hold a meeting to determine whether Cause exists. The Company must give the Executive reasonable advance written notice of the meeting and of the facts and circumstances that will be presented to the Board as constituting Cause, including facts evidencing that the Executive has been given at least a thirty
(30) day opportunity within which to cure any facts and circumstances constituting Cause, unless the facts and circumstances constituting Cause do not allow for cure. The Executive will have an opportunity, together with his or her counsel, to be heard before the meeting. If the Board finds, by a resolution duly adopted in good faith by affirmative vote of at least three-quarters of the entire membership of the Board, that Cause exists and that the Executive should be terminated for Cause, then the Board must set forth those findings in a written resolution that also includes the specific facts and circumstances found to constitute Cause (which cannot include any facts or circumstances not included in the written notice of the Board meeting given to the Executive). The Company must furnish the Executive with a copy of the resolution, together with a written notice that he or she is being terminated for Cause. The notice must specify the effective date of the termination. The effective date of the termination may not be sooner than five business days after the date the Company delivers the resolution and notice to the Executive. In any action to contest the existence of Cause, the Board's findings will have no presumptive weight. The Company may not later rely upon any facts or circumstances as Cause for the Executive's


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termination, other than the facts or circumstances set forth in the notice of the Board meeting given to the Executive and found by the Board at that meeting to constitute Cause.

         3.3 TERMINATION BY COMPANY FOR DISABILITY. At any time following a Change in Control, the Company must follow the procedure set forth in this
Section 3.3, in order to terminate the Executive for Disability. If, as a result of Disability, the Executive has been absent from the performance of his or her duties for the Company for the elimination period provided in the Company's long-term disability plan (or, if the Company does not maintain a long-term disability plan, for six consecutive months) and the Executive is unable to return to his or her duties on a full-time basis, even with reasonable accommodations on the Company's part, the Company may give the Executive written notice that it proposes to terminate the Executive's employment for Disability. The notice will state that the Company will terminate the Executive for Disability effective on a specific date, unless the Executive returns to the performance of his or her duties on a full-time basis by that date. The effective date of the termination may not be sooner than thirty (30) days after the date the Company delivers the notice to the Executive. The Executive will be terminated for Disability if and only if the Company has made all reasonable accommodations required to permit the Executive to return to work and the Executive has not returned on a full-time basis by the date specified in the notice. Notwithstanding any other provision of this Section 3.3, if the Executive elects a disability retirement under any qualified retirement plan of the Company, or begins to receive benefits under the Company's long-term disability plan, he or she will be deemed to have been properly terminated for Disability by the Company. The effective date of such a termination will be the Executive's retirement date under the retirement plan or the date as of which long-term disability benefits begin under the Company's long-term disability plan, whichever is sooner.

         3.4 TERMINATION BY EXECUTIVE FOR GOOD REASON. Following a Change in Control, if the Executive has Good Reason, he or she may terminate his or her employment without giving prior notice to the Company, and will not be required to give any notice in order to perfect his or her rights under the Plan on termination for Good Reason, except as provided in this Section 3.4. Within thirty (30) days after the Executive receives a written request from the Company for a statement of the facts and circumstances that the Executive believes constitute Good Reason, the Executive will, if he or she has not already done so, provide the Company with a written statement setting forth in reasonable detail all facts and circumstances the Executive believes constitute Good Reason for his or her termination. The Executive will have the right to amend and supplement his or her statement until thirty (30) days after the date he or she receives the request for the statement from the Company. The Executive may not thereafter rely on any facts or circumstances not set forth in his or her statement (as amended and supplemented) as Good Reason for his or her termination. The written request for a statement that the Company provides to the Executive must specifically refer to this Section 3.4, and must be accompanied by a hard copy of this Agreement.

         3.5 VOLUNTARY TERMINATION BY EXECUTIVE DURING THE ONE-YEAR WINDOW PERIOD. Following a Change in Control, the Executive may voluntarily terminate his or her employment with the Company and its Affiliates for any or no reason during the One-Year Window Period without giving prior notice to the Company, and will not be required to give any notice in order to perfect his or her rights under this Agreement on termination during the One-Year Window Period. The Executive will be deemed to voluntarily terminate his or her employment with the



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

Company and all Affiliates during the One-Year Window Period only if he or she actually terminates employment with the Company and all Affiliates before the end of the One-Year Window Period, or if he or she gives written notice of his or her intent to terminate before the end of the One-Year Window Period and actually terminates employment with the Company and all Affiliates within thirty
(30) days after the end of the One-Year Window Period.

         3.6 OTHER TERMINATION. Neither the Company nor the Executive must follow any particular procedures to effect a termination for a reason other than Cause, Disability or Good Reason, or for the Executive to terminate employment voluntarily at a time other than during the One-Year Window Period.

Article IV. Parachute Payments

         4.1 EXCISE TAX GROSS-UP PAYMENT. If the total amounts the Executive would receive on account of or following a Change in Control would subject the Executive to an excise tax under Section 4999 of the Code, the Company will pay the Executive, in addition to his or her Severance Benefit, a "Gross-up Payment." The amount of the Gross-up Payment will be equal to the entire excise tax the Executive must pay, plus the entire amount necessary to pay all federal, state, local, excise, and payroll taxes that will be assessed on the Gross-up Payment itself.

         4.2 DETERMINATION OF GROSS-UP PAYMENT. Within thirty (30) days after the Termination Date, the Company's regular accounting firm will make an initial determination of whether the Company must pay a Gross-up Payment, and if so, how large the Gross-up Payment must be. The accounting firm will provide the Company and the Executive with the determination and detailed supporting calculations and documentation. The Company will pay the expense of the initial determination. The Executive will have the right to accept the determination, or to have the determination reviewed by an accounting firm selected by the Executive, at the Executive's expense. The determination of the second accounting firm will be binding, final and conclusive on the Company and the Executive. The Company will pay the Gross-up Payment finally determined under this Section 4.2 to the Executive within thirty (30) days after it is finally determined.

Article V. Other Rights and Benefits Not Affected

         5.1 OTHER BENEFITS. Except as otherwise specifically provided in this Agreement, the provisions of this Agreement will not affect any other plan, program or arrangement under which the Executive may accrue or earn benefits or compensation. Notwithstanding the foregoing, amounts owed to the Executive under any other severance plan of the Company or an Affiliate will be reduced by any amounts payable under Agreement.

         5.2 EMPLOYMENT STATUS. This Agreement does not constitute a contract of employment or impose on the Executive or the Company any obligation to retain the Executive as an employee, to change the status of the Executive's employment, or to change the Company's policies regarding termination of employment.


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

Article VI. Successors and Beneficiaries

         6.1 SUCCESSORS. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

         This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If the Executive should die while any amount would still be payable to him hereunder had he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement, to the Executive's devisee, legatee, or other designee, or if there is no such designee, to the Executive's estate.

         6.2 BENEFICIARIES. The Executive's beneficiary under the Cabot Microelectronics Corporation 401(k) Plan will be the Executive's Beneficiary under this Agreement, unless the Executive otherwise designates a Beneficiary in the form of a signed writing acceptable to the Committee. The Executive may make or change such designation at any time.

Article VII. Legal Fees and Arbitration

         The Company will indemnify and reimburse the Executive for all legal fees and related expenses (including the costs of experts, evidence and counsel, but not including the costs of an accounting firm selected by the Executive to perform an excise tax determination as provided in Section 4.2) reasonably incurred by the Executive:

               (a) to contest or dispute in good faith his or her termination of employment with the Company and the Affiliates; or

               (b) to seek to obtain or enforce any benefit or right provided by this Agreement or by any other plan or arrangement maintained by the Company or an Affiliate and under which the Executive is or may be entitled to receive benefits upon or following his or her termination of employment.

In either case, the Executive will be entitled to indemnification and reimbursement only if the termination of employment the Executive contests or disputes, or as to which the Executive seeks benefits or rights, must have taken place as the result of a Change in Control.

Article VIII. Amendment, Modification, Termination and Substitution

         8.1 AMENDMENT, MODIFICATION, TERMINATION AND SUBSTITUTION. Subject to
Section 8.2, the Board may at any time and from time to time alter, amend, modify, extend or terminate this Agreement, or accept its surrender and execute a new Agreement in substitution of it, by resolution or consent adopted by two-thirds of the Board. Notwithstanding the foregoing, no modification or substitution of this Agreement will, without the prior written consent of the Executive, alter or impair any rights or obligations under this Agreement. The Executive must


                                 Page 13 of 15                   _______,_______
be given a copy of any instrument that purports to alter, amend, modify, extend or terminate this Agreement.

         8.2 LIMITATIONS ON AMENDMENT, MODIFICATION, TERMINATION AND SUBSTITUTION. No amendment, termination, modification, extension or substitution of this Agreement will be effective if it would adversely affect the rights of the Executive, if a Change in Control occurs within one year after the date it is meant to be effective. Instead, such an amendment, termination, modification or substitution will be automatically rescinded. In addition, this Agreement may not be amended, modified, terminated, extended or substituted at the request of a third party who has indicated an intent, or taken steps to effect, a Change in Control, or otherwise in connection with or anticipation of a Change in Control. From and after the occurrence of a Change in Control, this Agreement may not be amended, modified, terminated, extended or substituted in a manner that would in any way adversely affect the benefits or rights provided to the Executive.

Article IX Administration

         9.1 ADMINISTRATION BY COMMITTEE. This Agreement will be administered by the Compensation Committee of the Board, or by any other committee appointed by the Board (the "Committee"). The members of the Committee will be appointed from time to time by, and serve at the discretion of, the Board. The Committee will act by a majority of its members at the time in office and eligible to vote on any particular matter. The Committee may act either by a vote at a meeting or in writing without a meeting. No Committee member may vote on any matter specifically involving his or her Severance Benefit.

         9.2 AUTHORITY OF THE COMMITTEE. Except as limited by law and subject to the provisions of this Agreement, the Committee will have full power to construe and interpret this Agreement. The Committee will make all other determinations that may be necessary or advisable to administer this Agreement. The Committee may delegate some or all of its authority under this Agreement.

         9.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of this Agreement will be final, conclusive and binding on all persons, including, without limitation, the Company, the Board, the Company's stockholders, all employees, the Executive and their estates and beneficiaries.

Article X Miscellaneous

         10.1 SEVERABILITY. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Agreement, and the Agreement will be construed and enforced as if the illegal or invalid provision had not been included.

         10.2 UNFUNDED STATUS OF AGREEMENT. This Agreement is intended to constitute an "unfunded" arrangement for executive compensation. As to any payments due but not yet made under this Agreement, the Executive's rights are no greater than those of a general creditor of the Company. The Company is not required to fund or otherwise set aside assets to pay the amounts


                                 Page 14 of 15                   _______,_______
owed under this Agreement. Notwithstanding the foregoing, immediately prior to a Change in Control, the Company or its successor must and will establish a "rabbi" trust and fully fund the Severance Benefit, Gross-up Payment (if any), and any other amounts that may become payable under this Agreement.

         10.3 GOVERNING LAW. To the extent they are not preempted by federal law, the laws of the State of Illinois, other than its conflict of law principles, will govern in all matters relating to this Agreement.

         10.4 NONASSIGNABILITY. Neither the Executive nor his or her beneficiaries or legal representatives may assign or transfer this Agreement or any right under it, except by will or by the laws of descent and distribution. This Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees.

         10.5 SETTLEMENT OF CLAIMS. The Company's obligation to make the payments provided for in this Agreements will not be affected by any circumstances, including, without limitation, any set-off, counterclaim, defense, recoupment or other right which the Company may have against the Executive or others.



         IN WITNESS WHEREOF, the Company and the Executive have duly executed this Agreement as of the date first written above.



                                       CABOT MICROELECTRONICS CORPORATION



                                       By:
                                          --------------------------------------
                                       Its:
                                           -------------------------------------



                                       -----------------------------------------
                                                (Executive's Signature)


                                       Executive's Name and Address for notices:

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------


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